                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report (December 19, 2001):

                     Medical Technology and Innovations Inc.
               (Exact Name of Registrant as Specified in Charter)

         Florida                    33-27610-A                    65-2954561
(State or Other Jurisdiction       (Commission                  (IRS Employer
    of Incorporation)              File Number)              Identification No.)

                               80 Abbeyville Road
                          Lancaster Pennsylvania 17603
               (Address of principal executive offices) (Zip code)

        Registrant's telephone number, including area code: 717-390-0352

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

Item 1. Changes In Control Of Registrant

Not Applicable.

Item 2. Acquisition Or Disposition Of Assets

Not Applicable.

Item 3. Bankruptcy or Receivership

Not Applicable

Item 4. Changes in Registrant's Certifying Accountant

Not Applicable.

Item 5. Other Events and Regulation FD Disclosure

The Company's Board of Directors unanimously approved a reverse stock split of the Company's common stock at a ratio of one (1) share for twenty-five (25)
shares. The reverse split became effective on December 4th, 2001. After the split, the Company has 3,365,131 shares of common stock issued and outstanding.
Prior to the split, the Company had 84,128,298 shares of Common Stock outstanding.

The Company reduced its authorized capital shares in proportion to the reverse split. The authorized capital stock of the Company consists of 28,000,000 shares of common stock. Prior to the split, the Company was authorized to issue
700,000,000 shares of common stock.

The Company's Board of Directors also unanimously approved a change of the
Company's trading symbol. The Company's new trading symbol is OTC Bulletin Board symbol "MTIV."

Item 6. Resignations of Registrant's Directors.
Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits
Not Applicable.

Item 8. Change In Fiscal Year.
Not Applicable.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MEDICAL TECHNOLOGY and INNOVATIONS, INC.
                                      Date:  December 19, 2001
                                      By:/s/ Jeremy Feakins
                                      Chairman and Chief Executive Officer